SECOND AMENDMENT TO REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT

THIS SECOND AMENDMENT, dated as of November 25, 1998 (this Amendment), to the Original Agreement (as defined below) is entered into among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, as Borrower, the BANKS listed on the signature pages hereof, and THE BANK OF NOVA SCOTIA, as the administrative agent (in such capacity, the Administrative Agent).

	W I T N E S S E T H:

WHEREAS, the Borrower, the Banks and the Administrative Agent have heretofore entered into a Revolving Credit and Term Loan Agreement, dated as of April 30, 1996 (as amended by a First Amendment, dated as of November 27, 1996, as supplemented by various extension letters from the Banks and as further amended or otherwise modified prior to the date hereof, the Original Agreement); and

WHEREAS, the Borrower has requested the Banks and the Administrative Agent to amend the Original Agreement in certain respects as set forth below; and

WHEREAS, the Banks and the Agent are willing, on the terms and conditions set forth below, to amend the Original Agreement in certain respects as provided below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Banks and the Agent hereby agree as follows.


                                  ARTICLE I
                                 DEFINITIONS

SECTION I.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

Administrative Agent is defined in the preamble.

Amendment is defined in the preamble.

Credit Agreement means the Original Agreement, as amended pursuant to the terms of this Amendment.

Original Agreement is defined in the first recital.

SECTION I.2. Other Definitions. Terms for which meanings are provided in the Original Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                   ARTICLE II

                                 AMENDMENTS TO
                              ORIGINAL AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Original Agreement is hereby amended in accordance with the terms of this Article. Except as so amended or modified by this Amendment, the Original Agreement shall continue in full force and effect.

SECTION II.1. Amendment to Preamble. The Preamble to the Original Agreement is hereby amended in its entirety to read as follows:

REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of April 30, 1996, among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, as Borrower, the BANKS listed on the signature pages hereof, THE BANK OF NOVA SCOTIA, as Lead Arranger and as Administrative Agent and THE CHASE MANHATTAN BANK, N.A., as Documentation Agent.

SECTION II.2. Amendments to Article I. Article I of the Original Agreement is hereby amended in accordance with Sections 2.2.1 and 2.2.2 below.

SECTION II.2.1. Section 1.01 of the Original Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

Second Amendment means the Second Amendment, dated as of November 25, 1998, to this Agreement, among the Borrower, the Banks parties thereto and the Agent.

Second Amendment Effective Date is defined in Section 3.1 of the Second
Amendment.

SECTION II.2.2. Section 1.01 of the Original Agreement is hereby further amended as follows:


(a) the definition of Revolving Credit Period is hereby amended in its entirety to read as follows:

Revolving Credit Period means the period from and including the Second Amendment Effective Date to but excluding the Revolving Credit Period Termination Date.

(b) the definition of Revolving Credit Period Termination Date is hereby amended in its entirety to read as follows:

Revolving Credit Period Termination Date means November 24, 1999, or such later date to which the Revolving Credit Period shall have been extended pursuant to Section 2.01(b), or, if either such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

SECTION II.3. Amendment to Pricing Schedule. The Pricing Schedule attached to the Original Agreement is hereby deleted and replaced with the Pricing Schedule attached hereto as Exhibit A. From and after the Second Amendment Effective Date, all references to the Pricing Schedule shall be deemed to refer to the Pricing Schedule attached hereto as Exhibit A.

SECTION II.4. Amendment to Article VII and Global Amendment to Credit Agreement. Article VII of the Original Agreement is hereby amended by adding a new Section 7.09, to read in its entirety as follows:

SECTION 7.09. The Documentation Agent and the Lead Arranger. Notwithstanding anything else to the contrary contained in this Agreement, the Documentation Agent and the Lead Arranger, in such capacity, shall not have any rights, duties or responsibilities under this Agreement or the Notes, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Documentation Agent or the Lead Arranger in such capacity.

Furthermore, the Original Agreement and each Note is hereby amended to replace each reference to The Bank of Nova Scotia as Agent with a reference to the Administrative Agent.

SECTION II.5. Commitments. The term Commitment as used in the Original Agreement shall mean, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages thereof (as such amount may have been modified from time to time pursuant to the Original Agreement), and from and after the Second Amendment Effective Date, the term Commitment shall mean the amount set forth opposite a particular Bank's name on the signature pages to this Amendment (as modified from to time pursuant to the terms of the Credit Agreement) as of the Second Amendment Effective Date.

                                  ARTICLE III
                         CONDITIONS TO EFFECTIVENESS

SECTION III.1. Effectiveness. (a) This Amendment shall become effective as of the date first set forth above (the Second Amendment Effective Date) when the Agent shall have received the following documents, each dated the Second Amendment Effective Date unless otherwise indicated:

(i) receipt by the Agent of counterparts hereof signed by the Borrower and each Bank (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(ii) receipt by the Agent of all documents the Required Banks may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Amendment, the Original Agreement (as amended hereby) and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

(iii) receipt by the Agent, for the account of the Banks, of all fees accrued to but excluding the Second Amendment Effective Date for the account of the Agent pursuant to Section 2.08(b) of the Original Agreement.

(b) The Agent shall promptly notify the Borrower and the Banks of the occurrence of the Second Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

(c) On and after the Second Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the Original Agreement, as amended by this Amendment; provided, that rights and obligations of the parties hereto with respect to the period prior to the Second Amendment Effective Date shall continue to be governed by the provisions of the Original Agreement; and provided further, that all references to the date hereof or the date of this Agreement contained in the Original Agreement shall be deemed to refer to the Second Amendment Effective Date.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

The Borrower hereby reaffirms, as of the date hereof, the representations, warranties and agreements set forth in Article IV of the Original Agreement, and hereby makes the following additional representations, warranties and agreements, each of which shall survive the execution and delivery of this
Amendment:

SECTION IV.1.  Corporate Power and Authority.    The Borrower has the
corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment, the Original Agreement (as amended hereby) and the Notes. This Amendment, the Original Agreement and the Notes have been duly and validly authorized, executed and delivered by the Borrower, and this Amendment and the Original Agreement (as amended hereby) each constitutes a legal, valid and binding agreement of the Borrower, and the Notes constitute legal, valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

SECTION IV.2. No Violation of Agreements. Neither the execution and delivery of this Amendment, the Original Agreement (as amended hereby) or the Notes, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, decree, award, franchise, order or permit applicable to the Borrower, or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under (or condition or event entitling any Person to require, whether by purchase, redemption, acceleration or otherwise, the Borrower to perform any obligations prior to the scheduled maturity thereof), or result in the creation or imposition of any Lien upon any of the property or assets of the Borrower pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it may be subject, or violate any provision of the certificate of incorporation or by-laws of the Borrower.

SECTION IV.3. No Default. No Default or Event of Default has occurred and is continuing under the Original Agreement.

                                    ARTICLE V
                                 MISCELLANEOUS

SECTION V.1. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION V.2. Counterparts; Integration. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and the Original Agreement (as amended hereby) constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION V.3. Several Obligations. The obligations of the Banks hereunder and under the Original Agreement (as amended hereby) are several. Neither the failure of any Bank to carry out its obligations hereunder or under the Original Agreement (as amended hereby) nor of this Amendment or the Original Agreement (as amended hereby) to be duly authorized, executed and delivered by any Bank shall relieve any other Bank of its obligations hereunder or thereunder (or affect the rights hereunder or thereunder of such other Bank). No Bank shall be responsible for the obligations of, or any action taken or omitted by, any other Bank hereunder or thereunder.

SECTION V.4. Severability. In case any provision in or obligation under this Amendment or the Original Agreement (as amended hereby) shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION V.5. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR THE ORIGINAL AGREEMENT (AS AMENDED HEREBY), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BANKS, THE AGENT AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH
LITIGATION.   THE BANKS, THE AGENT AND THE BORROWER IRREVOCABLY CONSENT TO
THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BANKS, THE AGENT AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BANK, THE AGENT OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDMENT AND THE ORIGINAL AGREEMENT (AS AMENDED HEREBY).

SECTION V.6. Waiver of Jury Trial. THE AGENT, THE BANKS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT AND THE ORIGINAL AGREEMENT (AS AMENDED HEREBY), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THIS AMENDMENT AND THE ORIGINAL AGREEMENT (AS AMENDED HEREBY).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                NATIONAL RURAL UTILITIES
                COOPERATIVE FINANCE CORPORATION
                By /s/ Steven L. Lilly
                Title: Senior Vice-President & Chief Financial Officer
                Address:  Woodland Park
                          2201 Cooperative Way
                          Herndon, Virginia 22071-3025

                          Attention: Ms. Linda Graham

                          Telephone No.:  (703) 709-6700
                          Telecopier No.: (703) 709-6779

Commitments

$50,000,000     ABN AMRO BANK N.V.
                NEW YORK BRANCH

                By /s/ Diane R. Maurice
                Title: Vice President

                By /s/ John M. Kinney
                Title: Assistant Vice President

$50,000,000	NATIONSBANK, N.A.

                By /s/ Paula Z. Kramp
                Title: Vice President

$50,000,000	CREDIT LYONNAIS NEW YORK BRANCH

                By /s/ Vladimir Labun
                Title: First Vice President - Manager

$50,000,000     THE FIRST NATIONAL BANK OF CHICAGO

                By /s/ Madeleine N. Pember
                Title: Assistant Vice President


$50,000,000	MORGAN GUARANTY TRUST COMPANY
                OF NEW YORK

                By /s/ Carl J. Mehldau, Jr.
                Title: Associate

$50,000,000     RABOBANK NEDERLAND, NEW YORK BRANCH

                By /s/ Mark L. Laponte
                Title: Vice Presdient

                By /s/ W. Pieter C. Kodde
                Title: Vice President

$50,000,000     THE BANK OF NOVA SCOTIA

                By /s/ J.R. Trimble
                Title: Senior Relationship Manager


$50,000,000     THE CHASE MANHATTAN BANK

                By /s/ Thomas L. Casey
                Title: Vice President

$50,000,000	THE TORONTO-DOMINION BANK

                By /s/ Sonja R. Jordan
                Title: Mgr. CR. Admin.

Total Commitments

$450,000,000    THE BANK OF NOVA SCOTIA, as Administrative Agent

                By /s/ J.R. Trimble
                Title: Senior Relationship Manager

                EXHIBIT A

PRICING SCHEDULE

The Euro-Dollar Margin, CD Margin and Facility Fee Rate for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

Status                                Level I     Level II     Level III

Euro-Dollar Margin:
If Utilization is equal to
   or less than 50%                    0.165%      0.20%        0.23%

If Utilization exceeds 50%             0.165%      0.325%       0.355%

CD Margin:
If Utilization is equal to
   or less than 50%                    0.295%      0.325%       0.355%

If Utilization exceeds 50%             0.295%      0.45%        0.48%

Facility Fee Rate                      0.085%      0.10%        0.12%


For purposes of this Schedule, the following terms have the following meanings:

Level I Status exists at any date if, at such date, the Borrower has outstanding senior unsecured long-term debt and such debt, without third party enhancement, is rated (or, if on such date the Borrower has no outstanding senior unsecured long-term debt, evidence satisfactory to the Agent is provided to the effect that the rating of senior unsecured long-term debt of the Borrower, assuming that it had outstanding senior unsecured long-term debt, would be rated) at least AA- (or any equivalent rating which is used in lieu thereof) by S&P or Aa3 (or any equivalent rating which is used in lieu thereof) by Moody's.

Level II Status exists at any date, if at such date, the Borrower has outstanding senior unsecured long-term debt and such debt, without third party enhancement, is rated (or, if on such date the Borrower has no outstanding senior unsecured long-term debt, evidence satisfactory to the Agent is provided to the effect that the rating of senior unsecured long-term debt of the Borrower, assuming that it had outstanding senior unsecured long-term debt, would be rated) at least A+ (or any equivalent rating which is used in lieu thereof) or higher by S&P or A1 (or any equivalent rating which is used in lieu thereof) or higher by Moody's and Level I Status does not exist at such date.

Level III Status exists at any date if, at such date, neither Level I Status nor Level II Status exists.

Status refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

Utilization means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be greater than 50%.

The credit ratings to be utilized for purposes of this Pricing Schedule shall be, so long as the Borrower's unsecured Medium Term Notes are rated by either S&P or Moody's, those assigned to the Borrower's unsecured Medium Term Notes.

The rating in effect at any date is that in effect at the close of business on such date.